                                                                   Exhibit 3.150
                                  FORM B C A-47

       BEFORE ATTEMPTING TO EXECUTE THESE BLANKS BE SURE TO READ CAREFULLY
                      THE INSTRUCTIONS ON THE BACK THEREOF.

                   (THESE ARTICLES MUST BE FILED IN DUPLICATE)

STATE OF ILLINOIS,
                                    ss.
LAKE COUNTY

TO Alan J. Dixon, Secretary of State

THE UNDERSIGNED,

    Name       Number      Street       Address City   State
-------------  ------  ---------------  ------------  --------
Tom E. Krause   127    Woodlawn Drive,  Mundelein,    Illinois
Nancy Krause    127    Woodlawn Drive,  Mundelein,    Illinois

being one or more natural persons of the age of twenty-one years or more or a corporation, and having subscribed to shares of the corporation to be organized pursuant hereto, for the purpose of forming a corporation under "The Business Corporation Act" of the State of Illinois, do hereby adopt the following Articles of Incorporation:

                                   ARTICLE ONE

The name of the corporation hereby incorporated is:  TEK, Inc.

                                   ARTICLE TWO

The address of its initial registered office in the State of Illinois is: 175 Peterson Road Street, in the Village of Libertyville 60048 County of Lake and the name of its initial Registered Agent at said address is: Tom E. Krause

                                  ARTICLE THREE

The duration of the corporation is:  Perpetual

                                  ARTICLE FOUR

The purpose or purposes for which the corporation is organized are:

     The running of an ambulance and rescue squad business and all activities relating thereto including but not limited to the emergency and non-emergency transportation of people via ambulance or other motor vehicle. The corporation will not engage in the practice of medicine.

                                  ARTICLE FIVE

PARAGRAPH 1: The aggregate number of shares which the corporation is authorized to issue is 1,000, divided into one (1) classes. The designation of each class, the number of shares of each class, and the par value, if any, of the shares of each class, or a statement that the shares of any class are without par value, are as follows:

           Series      Number of    Par value per share or statement that shares
Class      (If any)    Shares       are without par value

Common                 1,000        No Par Value

PARAGRAPH 2: The preferences, qualifications, limitations, restrictions and the special or relative rights in respect of the shares of each class are:

NONE

                                   ARTICLE SIX

     The class and number of shares which the corporation proposes to issue without further report to the Secretary of State, and the consideration (expressed in dollars) to be received by the corporation therefor, are:

                                                Total consideration to be
Class of shares         Number of shares        received therefor:

Common                  1,000                   $ 10, 000.00

                                  ARTICLE SEVEN

     The corporation will not commence business until at least one thousand dollars has been received as consideration for the issuance of shares.

                                  ARTICLE EIGHT

     The number of directors to be elected at the first meeting of the shareholders is: two (2)

                                  ARTICLE NINE

PARAGRAPH 1: It is estimated that the value of all property to be owned by the corporation for the following year wherever located will be $10,000

PARAGRAPH 2: It is estimated that the value of the property to be located within the State of Illinois during the following year will be $10,000

PARAGRAPH 3: It is estimated that the gross amount of business which will be transacted by the corporation during the following year will be $140,000

PARAGRAPH 4: It is estimated that the gross amount of business which will be transacted at or from places of business in the State of Illinois during the following year will be $140,000

     NOTE: If all the property of the corporation is to be located in this State and all of its business is to be transacted at or from places of business in this State, or if the incorporators elect to pay the initial franchise tax on the basis of its entire stated capital and paid-in surplus, then the information called for in Article Nine need not be stated.

/s/ Tom E. Krause
--------------------------
Tom E. Krause

/s/ Nancy M. Krause
--------------------------
Nancy M. Krause

Incorporators Signatures

     NOTE: There may be one or more incorporators. Each incorporator shall be either a corporation, domestic or foreign, or a natural person of the age of twenty-one years or more. If a corporation acts as incorporator, the name of the corporation and state of incorporation shall be shown and the execution must be by its President or Vice-President and verified by him, and the corporate seal shall be affixed and attested by its Secretary or an Assistant Secretary.

                             OATH AND ACKNOWLEDGMENT

STATE OF ILLINOIS
                        ss.
Lake County

I, Jayne J. Harlow, A Notary Public, do hereby certify that on the 23rd day of March 1977 Tom E. Krause and Nancy M. Krause personally appeared before me and being first duly sworn by me acknowledged the signing of the foregoing document in the respective capacities therein set forth and declared that the statements therein contained are true.

IN WITNESS WHEREOF, I have hereunto set my hand and seal the day and year above written.

                                         /s/ Jayne J. Harlow
                                         ---------------------------------------
                                         Notary Public

BCA 1.15 (Rev. Jan. 1986)

Submit in Duplicate

Remit payment in Check or Money Order, payable to "Secretary of State".

DO NOT SEND CASH!

                                    JIM EDGAR
                               SECRETARY OF STATE
                                STATE OF ILLINOIS

                             STATEMENT OF CORRECTION

Pursuant to the provisions of "The Business Corporation Act of 1983", the undersigned corporation hereby submits the following Statement of Correction.

1.   The name of the corporation is TEK, Inc.

2.   The State or Country of incorporation is Illinois

3.   The title of the instrument to be corrected is Articles of Incorporation

4. The instrument to be corrected was filed by the Secretary of State on March 25, 1977.

5. It was inaccurate, erroneous or defective in the following: If not sufficient space to cover this point, add one or more sheets of this size.

     The consideration to be received for the initial issuance of shares was misstated.

6. The corrected portion(s) of the above instrument, in corrected form, are as follows: If not sufficient space to cover this point, use reverse side or add one or more sheets of this size.

     Article 6:

                                                 Total consideration
Class of shares         Number of shares         received
---------------         --------------------------------------------

Common                        1,000                     1,000

     The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirm, under penalties of perjury, that the facts stated herein are true.

Dated  April 21, 1987                                 TEK, INC.
                                                 ------------------------------

                                                 (Exact Name of Corporation)
attested by /s/ Nancy M. Krause                  by /s/ Tom E. Krause
            --------------------------           -------------------------------
(Signature of Secretary or Assistant             (Signature of President or Vice
 Secretary)                                      President)
Nancy M. Krause/Secretary                        Tom E. Krause/President
(Type or Print Name and Title)                   (Type or Print Name and Title)

File #
Form BCA-5.10
NFP-105.10
(Rev. Jan. 1995)

George H. Ryan
Secretary of State
Department of Business Services
Springfield, IL  62756
Telephone (217) 782-3647

STATEMENT OF
CHANGE
OF REGISTERED AGENT
AND/OR REGISTERED
OFFICE

1.   CORPORATE NAME: TEK, INC.

2.   STATE OR COUNTRY OF INCORPORATION: ILLINOIS

3. Name and address of the registered agent and registered office as they appear on the records of the office of the Secretary of State (before change):

Registered Agent    Tom E. Krause
                    -----------------------------------------------------
                    First Name       Middle Name            Last Name

Registered Office   4801 Prime Parakway
                    -----------------------------------------------------
                    Number  Street Suite No.(A P.O. Box alone is not acceptable)

                    McHenry 60051-1660    McHenry
                    City    Zip Code      County

4. Name and address of the registered agent and registered office shall be (after all changes herein reported):

Registered Agent    C T Corporation system
                    First Name       Middle Name            Last Name

Registered Office   208 S. LaSalle Street
                    Number   Street  Suite No. (A P.O. Box alone is not
                                     acceptable)

                    Chicago  60604      Cook
                    City     Zip Code   County

(ILL. - 581 - 12/27/94)

5. The address of the registered office and the address of the business office of the registered agent, as changed, will be identical.

6.   The above change was authorized by: ("X" one box only)

     a.  [ ]  By resolution duly adopted by the board of directors.    (Note 5)

     b.  [ ]  By action of the registered agent.                       (Note 6)

NOTE: When the registered agent changes, the signatures of both president and secretary are required.

7. (If authorized by the board of directors, sign here. See Note 5) The undersigned corporation has caused this statement to be signed by its duly authorized officers, each of whom affirms, under penalties of perjury, that the facts stated herein are true.

Dated    November 30, 1995                        TEK, INK
                                           -------------------------------------
                                           (Exact Name of Corporation)

attested by /s/ Robert H. Byrne            by /s/ Robert E. Janett
            ----------------------------   -------------------------------------
           (Signature of Secretary)        (Signature of Vice President)
           Robert H. Byrne - Secretary     Robert E. Janett - Vice-President
           (Type or Print Name and Title)  (Type or Print Name and Title)

(If change of registered office by registered agent, sign here. See Note 6) The undersigned, under penalties of perjury, affirms that the facts stated herein are true.

Dated 12/8/95  19__                    /s/ Ann Marie Cummins
                                       -----------------------------------------
                                       (Signature of Registered Agent of Record)
                                       ANN MARIE CUMMINS
                                       ASSISTANT SECRETARY

NOTES

1. The registered office may, but need not be the same as the principal office of the corporation. However, the registered office and the office address of the registered agent must be the same.

2. The registered office must include a street or road address; a post office box number alone is not acceptable.

3.   A corporation cannot act as its own registered agent.

4. If the registered office is changed from one county to another, then the corporation must file with the recorder of deeds of the new county a certified copy of the articles of incorporation and a certified copy of the statement of change of registered office. Such certified copies may be obtained ONLY from the Secretary of State.

5. Any change of registered agent must be by resolution adopted by the board of directors. This statement must then be signed by the president (or vice-president) and by the secretary (or an assistant secretary).

6. The registered agent may report a change of the registered office of the corporation for which he or she is registered agent. When the agent reports such a change, this statement must be signed by the registered agent.